UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

Palomar Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(619) 567-5290

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On May 12, 2021, Palomar Holdings, Inc. (the “Company”) issued a press release announcing the successful completion of certain reinsurance programs incepting June 1, 2021.

The Company procured approximately $180 million of incremental limit for earthquakes and $100 million of incremental limit for windstorms. Reinsurance coverage now exhausts at $1.65 billion for earthquake events and $700 million for hurricane events, providing adequate headroom to support the Company’s growth initiatives as well as coverage in excess of Palomar’s 1:250-year zone peak zone Probable Maximum Loss (“PML”).

The Company increased its catastrophe event retention from $10 million to $12.5 million for all perils. Additionally, the Company completely placed the excess of loss layers of its catastrophe program thereby eliminating its co-participation and retention in selected layers. Previously the Company had $3 million of co-participation within its reinsurance program, effective June 1st Palomar has reduced its net retained loss for covered events by $500 thousand. The $12.5 million per occurrence pre-tax retention is further backstopped by the $25 million catastrophe aggregate excess of loss cover (“The Aggregate Cover”) put into place April 1st.

Additional highlights of the 6/1 placement include:

●	Successful issuance of $400 million of collateralized capacity through Torrey Pines Re 144A Catastrophe Bond, which diversifies the panel by accessing ILS investors on a multi-year basis;

●	The addition of 6 new reinsurers to bring Palomar’s reinsurance panel to approximately 82 reinsurers, all of which have an “A-” (Excellent) (Outlook Stable) or better financial strength rating from A.M. Best or post collateral;

●	Prepaid reinstatements for all layers that include a reinstatement provision, thereby limiting the pre-tax net loss to $12.5 million without any offset for additional reinsurance premium.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press release, dated May 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	May 13, 2021	/s/ T. Christopher Uchida
T. Christopher Uchida
Chief Financial Officer
(Principal Financial and Accounting Officer)